UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2010

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 326-5807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 7, 2010 the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”) and a joint state task force (“Task Force”) announced that they were commencing administrative proceedings against Morgan Keegan & Company, Inc.(“Morgan Keegan”), a wholly-owned subsidiary of Regions Financial Corporation (“Regions”), Morgan Asset Management, Inc. (“Morgan Asset Management”), an indirect subsidiary of Regions, and certain employees of Morgan Keegan and Morgan Asset Management, for violations of state and federal securities laws and NASD rules. The administrative proceedings relate to certain Regions Morgan Keegan Select Funds that were formerly managed by Morgan Asset Management, and seek civil penalties, injunctive relief, disgorgement, rescission and other relief. The SEC, FINRA and the Task Force had previously informed Morgan Keegan that they were considering commencing these actions. Morgan Keegan has stated that it strongly disagrees with the decision by these agencies and states to bring these charges.

For more information see Item 3. of Regions’ Annual Report on Form 10-K for the year ended December 31, 2009. Although it is not possible to predict the ultimate resolution or financial liability with respect to these matters, it is possible that an adverse resolution of these matters may be material to Regions’ consolidated financial position or results of operations. Regions does not anticipate that these events will cause it to change its overall business strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ JOHN D. BUCHANAN
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: April 9, 2010